UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

LAKE AREA CORN PROCESSORS, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34 P.O. Box 100 Wentworth, South Dakota 57075
(Address of principal executive offices)

(605) 483-2676
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communicaitons pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of 2011 Annual Members' Meeting

On May 24, 2011, Lake Area Corn Process, LLC (“LACP”) held its 2011 annual members' meeting (“Annual Meeting”) to vote on the election of three managers whose terms were scheduled to expire in 2011, to conduct an advisory vote on our executive compensation called “Say-on-Pay”, to conduct an advisory vote on the frequency of the Say-on-Pay vote, and to conduct an advisory vote removing the term limits for managers.

Proposal One: Election of Managers

Todd Brown, Dale Thompson, and Brian Woldt were elected by a plurality vote of the members to serve terms which will expire in 2014. The votes for the nominee managers were as follows:

Nominee Directors	For	Abstentions
Todd Brown	144	8
Shelia Gerry	60	8
Dale Thompson	157	9
Brian Woldt	138	11

Proposal Two: Advisory Vote on Say-On-Pay

The compensation of our executives was endorsed by the members. The votes for Say-On-Pay were as follows:

For	Against	Abstentions
94	38	45

Proposal Three: Advisory Vote on the Frequency of Say-On-Pay Vote

The members voted by a plurality vote to hold the Say-on-Pay vote every year. The votes were as follows:

Every year	Every 2 years	Every 3 years	Abstentions
55	20	37	62

Proposal Four: Advisory Vote on Removing Term Limits for Managers

The members voted by a plurality vote to endorse removal of term limits for our managers. The votes were as follows:

For	Against	Abstain
75	73	31

Board Decision on Frequency of Say-on-Pay

On July 12, 2011, our Board of Managers evaluated the member advisory vote under Proposal Three described above and decided to hold the Say-on-Pay vote every three years. Therefore, we anticipate that we will next present the Say-on-Pay vote to our members at our 2014 Annual Member Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

July 14, 2011	/s/ Robbi Buchholtz
Date	Robbi Buchholtz, Chief Financial Officer